Exhibit 10.2

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 21, 2021, by and among Big Cypress Acquisition Corp., a Delaware corporation (“Parent”), Big Cypress Merger Sub Inc., a Delaware corporation (“Merger Sub”), and SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”), and the stockholder of the Company set forth on the signature page here (the “Stockholder”). Capitalized terms used but not defined shall have the meanings ascribed to such terms in the Merger Agreement (as defined below). Parent, Merger Sub, the Company and the Stockholder are each referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger as of the date hereof (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction by which Merger Sub will merge with and into the Company, with the Company being the surviving corporation and a direct wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, the Stockholder is the record and beneficial owner of the number and class or series (as applicable) of Equity Securities of the Company set forth on Schedule A hereto (together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Shares”); and

WHEREAS, the Company and the Stockholder are entering into this Agreement in order to induce Parent and Merger Sub to enter into the Merger Agreement and cause the Transactions to be consummated.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Company Stockholder Consent and Related Matters.

(a) Subject to the earlier termination of the Agreement in accordance with Section 4, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Stockholder shall duly execute and deliver to the Company and Parent an irrevocable written consent (the “Company Stockholder Written Consent”) in accordance with the DGCL and the Company’s Governing Documents, approving and adopting the Merger Agreement, the Transaction Documents to which the Company is or will be a party, and the transactions contemplated thereunder (including the Merger), the amendment of the Certificate of Incorporation of the Company in the form attached thereto as Schedule B hereto (the “Amendment”), and the matters, actions and proposals contemplated by Section 5.14(b) of the Merger Agreement as and to the extent provided herein. Without limiting the generality of the foregoing in this Section 1(a), prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Shares, at any meeting of the Company Stockholders, however called, and in any action by written consent of Company Stockholders, (1) in favor of the adoption of the Merger Agreement and the approval of the Merger, and (2) against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Merger Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.2 of the Merger Agreement not being satisfied.

(b) Without limiting any other rights or remedies of Parent, the Stockholder hereby irrevocably appoints Parent or any individual designated by Parent as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Written Consent), in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters described in Section 1(b) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Shares and a vote or consent by the Stockholder of the Subject Shares (or any other Person with the power to vote or provide consent with respect to the Subject Shares) with respect to the matters described in Section 1(b). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(b).

(d) Except as expressly set forth herein, at any time prior to the Termination Date, the Stockholder shall not enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with this Section 1, other than customary prime broker arrangements. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

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2. Other Covenants and Agreements.

(a) The Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, upon such termination neither the Company nor any of its Affiliates (including, from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, the Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or reasonably advisable, in each case, as reasonably determined by Parent, in connection with, or otherwise in furtherance of, the consummation of the transactions contemplated by the Merger Agreement or this Agreement.

(b) The Stockholder shall be bound by and subject to (i) Section 5.4(a) (Public Announcements) of the Merger Agreement to the same extent as such provisions apply to the parties of the Merger Agreement, as if the Stockholder is directly party thereto, and (ii) the first sentence of Section 5.7(a) (Exclusive Dealing) and Section 8.17 (Trust Account Waiver) of the Merger Agreement to the same extent as such provisions apply to the Company, as if the Stockholder is directly party thereto.

(c) The Stockholder acknowledges and agrees that Parent is entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement.

3. No Transfers. Except as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof through the termination of this Agreement pursuant to Section 4 hereof, the Stockholder agrees not to (a) Transfer any of the Subject Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Shares other than customary prime broker arrangements, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

4. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 4(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, or in the case of Fraud and (ii) each of Section 2(b)(ii) (solely to the extent it relates to Section 8.17 (Trust Account Waiver) of the Merger Agreement), Section 7, Section 8, and Sections 10 to 23 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

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5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Company as to itself only as follows:

(a) The Stockholder is the only record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Subject Shares, free and clear of Liens other than as created by, or by which the Subject Shares are subject pursuant to, (i) this Agreement, (ii) the Company’s certificate of incorporation, (iii) the Company’s bylaws, (iv) applicable Securities Laws. As of the date hereof, other than the Subject Shares, the Stockholder does not own of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b) The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein that the Stockholder is obligated to take, in each case, with respect to the Subject Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent Stockholder from satisfying, its obligations pursuant to this Agreement.

(c) If the Stockholder is not an individual, the Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legally valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If the Stockholder is not an individual, the individual signing this Agreement on behalf of the Stockholder has the authority to execute and deliver this Agreement on behalf of the Stockholder. The Stockholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement by the Stockholder.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by the Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

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(e) The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Stockholder pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, as would not reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder, in any case, that challenges the beneficial or record ownership of the Stockholder’s Subject Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(g) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or the Company is or will be liable in connection with the transactions contemplated hereby based upon Contracts entered into by the Stockholder.

6. Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Stockholder and the Company as follows:

(a) The Parent (i) is a legal entity duly organized, validly existing and in good standing under the Laws of the state of Delaware, and (ii) has all requisite corporate power and authority and has taken all corporate action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

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(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Parent from, or to be given by the Parent to, or be made by the Parent with, any Governmental Entity in connection with the execution, delivery and performance by the Parent of this Agreement or the consummation of the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by the Parent do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of Parent, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Parent pursuant to any Contract binding upon Parent or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 6(b), under any applicable Law to which the Parent is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Parent, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Parent’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

7. Non-Participation in Proceedings. The Stockholder further agrees not to commence or participate in, and to take all actions necessary that are reasonably within the Stockholder’s control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Parent’s Affiliates, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, other than with respect to obligations arising from and after the Effective Time.

8. Disclosure. The Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure, the Stockholder has been provided with a reasonable opportunity to review and comment upon such announcement or disclosure.

9. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like changes or transactions, the terms “Subject Shares” and “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

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10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 10):

(a)	if to the Stockholder, to such address or addresses set forth on the Stockholder’s signature page hereto;

(b)	if to Parent or Merger Sub, to it at:

Big Cypress Acquisition Corp.
300 W. 41st Street, Suite 202
Miami Beach, Florida 33140
Attention: Samuel J. Reich
Email: sam@bigcypressaccorp.com

with a copy (which shall not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Ilan Katz and Brian Lee
Email: ilan.katz@dentons.com and brian.lee@dentons.com

(c)	if to the Company, to it at:

SAB Biotherapeutics, Inc.
2100 East 54th Street North
Sioux Falls, SD 57104|
Attention: Eddie Sullivan
Email: Esullivan@sabbiotherapeutics.com

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth
800 Anacapa Street, Suite A
Santa Barbara, CA 93101
Attention: Ian Smith
Email: Ismith@stradlinglaw.com

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11. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

13. No Third-Party Beneficiaries. The Stockholder hereby agrees that (a) its representations, warranties and covenants set forth herein are solely for the benefit of Parent in accordance with and subject to the terms of this Agreement, (b) this Agreement is being entered into in order to induce the Parent to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Stockholder hereunder, the Parent would not enter into the Merger Agreement, and (c) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

14. Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Parent, the Company and the Stockholder.

15. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by the Stockholder, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of Parent and the Company or (b) be assigned by Parent or the Company, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company (in the case of an attempted assignment by Parent) or Parent (in the case of an attempted assignment by the Company). Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

16. Other Remedies; Specific Performance. The Parties agree that irreparable damage (for which monetary damages, even if available, would not be an adequate remedy) would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance, an injunction or injunctions, or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each Party acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated hereby and that, without such right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law.

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17. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any Proceeding based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 17.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

19. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

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21. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, and no abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

22. Interpretation. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. References to any person include the successors and permitted assigns of that person. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references in this to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, cash dividend, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction after the date hereof.

23. Non-Recourse. Without limiting any rights of any party against any other party to the Merger Agreement or to any other Ancillary Document, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Without limiting any rights of any party against another party to the Merger Agreement or to any other Ancillary Document, except to the extent named as a party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties under this Agreement or for any claim based on, arising out of, or related to this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SAB BIOTHERAPEUTICS, INC.

By:
Name:
Title:

BIG CYPRESS ACQUISITION CORP.

By:
Name:
Title:

BIG CYPRESS MERGER SUB INC.

By:
Name:
Title:

[STOCKHOLDER]

Schedule A

Type of Equity Securities	Number of Securities Held

Schedule B

Article IV, Section 3 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following to the end of such section:

“(e) for the avoidance of doubt and notwithstanding any provision in this Amended and Restated Certificate of Incorporation to the contrary, (1) for all purposes of this Amended and Restated Certificate of Incorporation, the merger (the “Merger”) of Big Cypress Merger Sub Inc., a Delaware corporation (“Merger Sub”), with and into the Corporation pursuant to the Merger Agreement, dated as of June 21, 2021 by and among Big Cypress Acquisition Corp., a Delaware corporation, Merger Sub, and the Corporation (as may be amended from time to time, the “Merger Agreement”) shall constitute a Liquidation Event, and (2) the proceeds payable to holders of the Preferred Stock and the Common Stock upon consummating the Merger shall be determined and paid in accordance with and subject to the terms of the Merger Agreement.”